Exhibit 99.1

Applied Energetics Announces Appointment of Christopher W.

Donaghey as a member of its Board of Advisors

Donaghey brings to the company key leadership and enterprise knowledge in the areas of defense, security and advanced technologies.

Tucson, AZ., May 2, 2019 -- Applied Energetics, Inc. (OTCQB: AERG), announced today it has appointed Christopher “Chris” Donaghey to serve as the first member of Applied Energetics’ newly formed Advisory Board. Chris Donaghey currently serves as the senior vice president and head of corporate development for Science Applications International Corporation (“SAIC”), a $6.5 billion revenue defense and government agency technology integrator. As an executive of SAIC, Donaghey works closely with SAIC’s senior management to support the development and implementation of SAIC’s strategic plan with an emphasis on M&A to complement organic growth strategies and value creation. In his role on Applied Energetics’ Board of Advisors, Mr. Donaghey will have significant input into the strategic direction of the company and provide assistance in building lasting relationships in our Defense markets.

Chairman of the Board Brad Adamczyk commented, “I am honored to welcome Chris to our newly formed Advisory Board. Chris’s extensive managerial experience, leading large engineering and advanced technology enterprises supporting the U.S. military, and his expertise in business strategy and organizational innovation will be highly beneficial as the company seeks to expand its operations, and identify new markets and strategic partnerships.”

Prior to joining SAIC, Donaghey was vice president of Corporate Strategy and Development for KeyW Corporation, a national security solutions provider for the Intelligence, Cyber and Counterterrorism communities, where he guided the overall corporate strategy, M&A, and capital markets activities.

Donaghey was also a senior research analyst for SunTrust Robinson Humphrey Capital Markets where he provided investment advice and insight to institutional investors covering public defense technology, government IT services, and commercial aerospace industries.

During his tenure at SunTrust, Chris was ranked the number one defense analyst and number two analyst overall for stock selection by Forbes/Starmine in 2005 and was named in the Wall Street Journal Best on the Street survey in 2005, 2008, and 2009.

Click here to view downloadable resources, management bios, the company’s investor presentation, and more.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., “AE” based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGE) technology and related solutions for commercial, defense and security applications, and are protected by 25 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s GSPA’s are held under strict secrecy orders of the US government and allow AE greatly extended protection rights.

For more information, visit www.aergs.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may", "believe", "will", "expect", "project", "anticipate", “estimates", "plans", "strategy", "target", "prospects" or "continue", and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T:212-245-4577

kevin@cameronassoc.com